American Century World Mutual Funds
                                                Exhibit 77-P
                                         For period ending May 31, 2003
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
Fund    Issuer                   Ticker     Principal Amount  Amount Purchased Trade Date   Price      Underwriter Spread Currency
EMGMKTS Telkom South Africa LTD    TKGJ.J   $ 561,207,759     $355,700.68      03/04/2003   $3.5043    DBAB        1.883% ZAR